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                                                                    Exhibit 4.14


                                                EXECUTION COPY



                                FIRST AMENDMENT
                                       TO
                  THE CHEVY CHASE MASTER CREDIT CARD TRUST II
                         RECEIVABLES PURCHASE AGREEMENT


          THIS FIRST AMENDMENT TO THE CHEVY CHASE MASTER CREDIT CARD TRUST II RECEIVABLES PURCHASE AGREEMENT, dated as of June 26, 1997 (this "First Amendment"), is by and between CHEVY CHASE BANK, F.S.B. (the "Seller"), a federally chartered stock savings bank, as Seller and CCB HOLDING CORPORATION, a Delaware corporation (the "Purchaser"), a Delaware corporation, as Purchaser.

          WHEREAS Section 9.1 of the Receivables Purchase Agreement (the "Agreement"), dated as of June 1, 1995, by and between the Seller and the Purchaser, permits amendment of the Agreement on the terms and conditions therein specified; and

          WHEREAS the Seller and the Purchaser wish to amend the Agreement thereto as provided herein;

          NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Amendment of Section 1.1.  Section 1.1 of the Agreement
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shall be amended by deleting the last sentence of the definition of "Receivable"
and substituting in its place the following:

                Receivables that become Defaulted Receivables (and any other Receivables in any Account that are charged off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card receivables comparable to the Receivables) shall not be shown on the Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables (or are so charged off).

          SECTION 2.  Effectiveness.  The amendments provided for by this First
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Amendment shall become effective as of the day and year first above written upon the occurrence of each of the following events:
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          (a)  the Rating Agency Condition shall have been satisfied with respect to this First Amendment;

          (b) the Seller and the Purchaser shall have delivered to the Trustee an Officer's Certificate to the effect that each reasonably believes that this First Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder; and

          (c) the Seller and the Purchaser shall have received counterparts of this First Amendment, duly executed by the parties hereto.

          SECTION 3.  Agreement in Full Force and Effect as Amended.  Except as
                      ---------------------------------------------
specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this First Amendment. This First Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof.

          SECTION 4.  Counterparts.  This First Amendment may be executed in any
                      ------------
number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 5.  Governing Law.  THIS FIRST AMENDMENT SHALL BE CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 6.  Defined Terms.  Capitalized terms used herein and not
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otherwise defined shall have the meanings assigned to such terms in the
Agreement.
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          IN WITNESS WHEREOF, Chevy Chase Bank, F.S.B. and CCB Holding
Corporation have caused this First Amendment to be duly executed by their respective officers as of the day and year first above written.


                              CHEVY CHASE BANK, F.S.B.,
                              as Seller and Servicer


                              By: /s/ Joel A. Friedman
                                  ------------------------------
                                  Name: Joel A. Friedman
                                  Title: Senior Vice President and Controller


                              CCB HOLDING CORPORATION,
                              as Purchaser


                              By: /s/ Jessica L. Parker
                                  ------------------------------
                                  Name: Jessica L. Parker
                                  Title: President